As filed with the Securities and Exchange Commission on February ______, 2004
                                                          Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         MOUNTAIN PROVINCE DIAMONDS INC.
             (Exact name of Registrant as specified in its charter)

            British Columbia, Canada                   Not Applicable
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
       Incorporation or organization)

                   Suite 465, 3633 E. Inland Empire Boulevard
                            Ontario, California 91764
                     Address of Principal Executive Offices

             Mountain Province Diamonds Inc. 1998 Stock Option Plan
                           (Full titles of the plans)
                                 Jan Vandersande
                   Suite 465, 3633 E. Inland Empire Boulevard
                            Ontario, California 91764
                     (Name and address of agent for service)
                                 (909) 466-1411
          (Telephone number, including area code, of agent for service)

                                 With a copy to
                             Paul C. MacNeill, Esq.
                                  MacNeill Law
                         950 - 1055 West Georgia Street
                   Vancouver, British Columbia, Canada V6E 3P3
                                 (604) 639-1180

                         CALCULATION OF REGISTRATION FEE

 -----------------------------------------------------------------------------------------------------------------------------------

 Title of Each Class of             Amount to         Proposed Maximum Offering      Proposed Maximum Aggregate        Amount of
 Securities to be Registered(1)   be Registered          Price Per Share(4)               Offering Price(4)          Registration
                                                                                                                        Fee(4)
 -----------------------------------------------------------------------------------------------------------------------------------
 Common Shares subject to
 outstanding options                1,367,858                US$1.02 (2)                   US$1,400,511.49             US$177.45
 Common Shares not subject to
 outstanding options                1,387,342                US$1.90(3)                    US$2,635,949.80             US$333.98

 Total                           2,755,200 shares                                          US$4,036,461.29             US$511.43
 -----------------------------------------------------------------------------------------------------------------------------------

(1) Common Shares, without par value, offered by the Registrant pursuant to the Plan described herein.
(2) Based on the average exercise price of options granted under the Mountain Province Diamonds Inc. 1998 Stock Option Plan, as amended, outstanding as of the date of the filing of this registration statement.
(3) The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant's common shares on February 11, 2004, as quoted on the NASD Over-the-Counter Bulletin Board ("OTCBB"), which was US$
     1.90 per share.
(4) U.S. dollar amounts are calculated based on the noon buying rate in New York City for cable transfers payable in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on February 12, 2004. On such date the noon buying rate was Cdn.$ 1.00=US$ 0.7583.

--------------------------------------------------------------------------------

This registration statement on Form S-8 registers common shares of Mountain Province Diamonds Inc. (the "Registrant") to be issued pursuant to the exercise of options or rights granted under the Mountain Province Diamonds Inc. 1998 Stock Option Plan, amended.


           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

     (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended March 31, 2003, filed with the Securities and Exchange Commission on August 19, 2003;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above; and

     (c) The description of the Registrant's common shares contained in the Registrant's current report on Form 6-K filed with the Securities and Exchange Commission on February 17, 2003, including any amendment or report filed for the purpose of updating such report.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None

Item 6. Indemnification of Directors and Officers.

The Registrant's Articles of Amalgamation provide that the Registrant shall, subject to the limitations contained in the Company Act (British Columbia), indemnify all directors and officers of the Registrant. Section 128 of the Company Act (British Columbia) provides in part that a company may with the approval of the court, indemnify a person who is a director or former director of the company or is a director or former director of a corporation of which the company is or was a shareholder, and the person's heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the person, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party because of being or having been a director, including an action brought by the company or corporation, if

     (a) the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director, and


     (b) in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person's conduct was lawful.

The Registrant's Articles of Amalgamation provide that subject to the provisions of the Company Act (British Columbia), the Registrant may indemnify a present or former director or officer of the Registrant or of another corporation of which the Registrant is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his position provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation in respect of which he held the position, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his conduct was lawful.

The Registrant maintains Directors' and Officers' Liability Insurance for its Directors.

Item 7. Exemption from Registration Claimed.

Not Applicable

Item 8. Exhibits.

Exhibit Number  Exhibit
4.1             Mountain  Province  Diamonds  Inc.  1998  Stock  Option  Plan,
                  as Amended September 27, 2002
5.1             Opinion and Consent of MacNeill Law
23.1            Consent of MacNeill Law (included in Exhibit 5.1)
23.2            Consent of KPMG LLP
24.1            Power of Attorney (included in signature page)

Item 9.  Undertakings.

A.   The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 19th day of February, 2004.

MOUNTAIN PROVINCE DIAMONDS INC.

By:/s/ "Jan Vandersande"
-----------------------------------------------------------
Name: Jan Vandersande
Title:   President and CEO

By:/s/ "Elizabeth J. Kirkwood"
-----------------------------------------------------------
Name:    Elizabeth J. Kirkwood
Title: Chairman of the Board, Corporate Secretary and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

--------------------------------------------------------- ------------------------------ -----------------------------

                       Signature                                      Title                          Date
--------------------------------------------------------- ------------------------------ -----------------------------

/s/ "Jan Vandersande"                                     President, CEO and Director    February 19, 2004
--------------------------------------------              (Authorized U.S.
Jan Vandersande                                           Representative)



/s/ "Elizabeth J. Kirkwood"                               Chairman of the Board,         February 19, 2004
--------------------------------------------              Corporate Secretary and
Elizabeth J. Kirkwood                                     Chief Financial Officer



/s/                                                       Director                       February        , 2004
--------------------------------------------
Carl Verley


/s/ "David Whittle"                                       Director                       February 19, 2004
--------------------------------------------
David Whittle


/s/ "Harry W. Dobson"                                     Director                       February 19, 2004
--------------------------------------------
Harry W. Dobson


/s/ "Jonathan Comerford"                                  Director                       February 19, 2004
--------------------------------------------
Jonathan Comerford
--------------------------------------------------------- ------------------------------ -----------------------------

The Plan

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on February 19, 2004.

Mountain Province Diamonds Inc. 1998 Stock Option Plan

By:  /s/ "Jan Vandersande"
     ---------------------------------------------------------
     Jan Vandersande
     President, CEO and Director

By:  /s/ "Elizabeth J. Kirkwood"
     ---------------------------------------------------------
     Elizabeth J. Kirkwood
     Chairman of the Board, Corporate Secretary and Chief Financial Officer

                                Power of Attorney

         Each person whose signature appears below constitutes and appoints Jan Vandersande and Elizabeth J. Kirkwood, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

--------------------------------------------------------- ------------------------------ -----------------------------
                 Signature                    Title                                             Date

/s/ "Jan Vandersande"                         President, CEO and Director                       February 19, 2004
------------------------------------          (Authorized U.S. Representative)
Jan Vandersande

/s/ "Elizabeth J. Kirkwood"                   Chairman of the Board,                            February 19, 2004
------------------------------------          Corporate Secretary and
Elizabeth J. Kirkwood                         Chief Financial Officer

/s/                                           Director                                          February        , 2004
------------------------------------
Carl Verley

/s/ "David Whittle"                           Director                                          February 19, 2004
------------------------------------
David Whittle

/s/ "Harry W. Dobson"                         Director                                          February 19, 2004
------------------------------------
Harry W. Dobson

/s/ "Jonathan Comerford"                      Director                                          February 19, 2004
------------------------------------
Jonathan Comerford


                                  Exhibit index
Exhibit Number  Exhibit
4.1             Mountain  Province  Diamonds  Inc.  1998  Stock  Option  Plan,
                  as Amended September 27, 2002
5.1             Opinion and Consent of MacNeill Law
23.1            Consent of MacNeill Law (included in Exhibit 5.1)
23.2            Consent of KPMG LLP
24.1            Power of Attorney (included in signature page)

                         MOUNTAIN PROVINCE DIAMONDS INC.


                                STOCK OPTION PLAN


                             dated November 26, 1998

                          (AMENDED SEPTEMBER 27, 2002)

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INTERPRETATION........................................................................1
     1.1     Definitions........................................................................................1
     1.2     Choice of Law......................................................................................2
     1.3     Headings...........................................................................................2

ARTICLE 2 PURPOSE AND PARTICIPATION.............................................................................2
     2.1     Purpose............................................................................................2
     2.2     Participation......................................................................................3
     2.3     Notification and Award.............................................................................3
     2.4     Copy of Plan.......................................................................................3
     2.5     Limitation.........................................................................................3

ARTICLE 3 TERMS AND CONDITIONS..................................................................................4
     3.1     Board to Issue Shares..............................................................................4
     3.2     Number of Shares...................................................................................4
     3.3     Term of Option.....................................................................................4
     3.4     Termination of Option..............................................................................4
     3.5     Exercise Price.....................................................................................4
     3.6     Additional Terms...................................................................................5
     3.7     Assignment of Options..............................................................................5
     3.8     Adjustments........................................................................................5
     3.9     Approvals..........................................................................................5

ARTICLE 4 EXERCISE OF OPTION....................................................................................6
     4.1     Exercise of Options................................................................................6
     4.2     Issue of Share Certificates........................................................................6
     4.3     Condition of Issue.................................................................................6

ARTICLE 5 ADMINISTRATION........................................................................................6
     5.1     Administration.....................................................................................6
     5.2     Interpretation.....................................................................................6
     5.3     Status of Options granted under Previous Plans.....................................................7

ARTICLE 6 AMENDMENT AND TERMINATION.............................................................................7
     6.1     Prospective Amendment..............................................................................7
     6.2     Retrospective Amendment............................................................................7
     6.3     Termination........................................................................................7
     6.4     Agreement..........................................................................................7


                                STOCK OPTION PLAN
                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1  Definitions

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings set forth below:

     (a) "Administrator" means, initially, the secretary of the Company and thereafter shall mean such director or senior officer or employee of the Company as may be designated as Administrator by the Board from time to time.

     (b) "Award Date" means the date on which the board awards a particular Option.

     (c)  "Board" means the board of directors of the Company.

     (d) "British Columbia Company Act" means the British Columbia Company Act, R.S.B.C. 1996, c.62 and any amendments thereto.

     (e)  "Company"  means  Mountain  Province  Diamonds  Inc.,   including  its
          affiliates, as defined in the British Columbia Company Act.

     (f) "Director" means any individual holding the office of director of the Company.

     (g) "Employee" means any individual regularly employed on a full-time basis by the Company or any of its subsidiaries and such other individuals as may, from time to time, be permitted by the rules and policies of the applicable Regulatory Authorities to be granted options as employees or as an equivalent thereto.

     (h) "Exercise Notice" means the notice respecting the exercise of an Option, in the form set out as Schedule "B" hereto, duly executed by the Option Holder.

     (i) "Exercise Period" means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date.

     (j) "Exercise Price" means the price at which an Option may be exercised as determined in accordance with paragraph 3.5.

     (k)  "Expiry Date" means the date  determined in accordance  with paragraph
          3.3 and after which a particular Option cannot be exercised.

     (l) "Market Value" means the market value of the Company's Shares as determined in accordance with paragraph 3.5.

     (m) "Option" means an option to acquire Shares, awarded to a Director or Employee pursuant to the Plan.

     (n) "Option Certificate" means the certificate, in the form set out as Schedule "A" hereto, evidencing an Option.

     (o) "Option Holder" means a Director, Employee or Other Person, or former Director, Employee or Other Person, who holds directly or indirectly through a wholly owned holding company or registered retirement savings plan an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

     (p) "Other Persons" means other persons who provide ongoing services to the Company and who are entitled to receive options therefor pursuant to the rules of the Regulatory Authorities.

     (q)  "Plan" means this stock option plan.

     (r)  "Personal Representative" means:

          (i) in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

          (ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.

     (s) "Regulatory Authorities" means all stock exchanges and other organized trading facilities on which the Company's Shares are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Company.

     (t) "Share" or "Shares" means, as the case may be, one or more common shares without par value in the capital stock of the Company.

1.2  Choice of Law

The Plan is established under and the provisions of the Plan shall be subject to and interpreted and construed in accordance with the laws of the Province of British Columbia.

1.3  Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

                                   ARTICLE 2
                            PURPOSE AND PARTICIPATION

2.1  Purpose

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Other Persons, to reward such of those Directors, Employees and Other Persons as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and to enable and encourage such Directors, Employees and Other Persons to acquire Shares as long term investments.

2.2 Participation

The Board shall, from time to time and in its sole discretion, determine those Directors, Employees and Other Persons, if any, to whom Options are to be awarded. The Board may, in its sole discretion, grant the majority of the Options to insiders of the Company. However, in no case will the issuance of Shares under the Plan and under any proposed or existing share compensation arrangement result in:

     (a) the number of Shares reserved for issuance pursuant to Options granted:

          (i) to insiders exceeding 10% of the Company's issued and outstanding share capital; or

          (ii) to any one person exceeding 5% of the Company's issued and outstanding share capital;

     (b)  the number of Shares issued within a one year period:

          (i) to insiders exceeding 10% of the Company's issued and outstanding share capital; or

          (ii) to any one insider and its associates exceeding 5% of the Company's issued and outstanding share capital.

2.3  Notification and Award

Following the approval by the Board of the awarding of an Option, the Administrator shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.

2.4  Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

2.5  Limitation

The Plan does not give any Option Holder that is:

     (a) a Director the right to serve or continue to serve as a Director of the Company;

     (b) an Employee the right to be or to continue to be employed by the Company; or

     (c) an Other Person the right to be or continue to be retained by the Company to provide services to the Company.

                                    ARTICLE 3
                              TERMS AND CONDITIONS

3.1  Board to Issue Shares

The Shares to be issued to Option Holders upon the exercise of Options shall be authorized and unissued Shares, the issuance of which shall have been authorized by the Board.

3.2  Number of Shares

Subject to adjustment as provided for in paragraph 3.7 of this Plan, the aggregate maximum number of Shares which will be available for the purchase pursuant to Options granted under this Plan will not exceed 3,677,300 Shares. This number shall exclude the 2,022,700 Options (originally 2,250,700, and reduced to 2,022,700 pursuant to the retrospective amendments of February 1,
1999) granted prior to the implementation of this Plan which shall continue to exist and be exercisable outside the Plan. If any Option granted under the Plan expires or otherwise terminates in accordance with the terms of the Plan without having been exercised in full, the number of Shares in respect of which the Option has expired or terminated shall again be available for the purposes of the Plan.

3.3  Term of Option

Subject to paragraph 3.4, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded, provided that such date shall be no later than the tenth anniversary of the Award Date of such Option.

3.4  Termination of Option

An Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period provided that, with respect to the exercise of part of an Option, the Board may at any time and from time to time fix a minimum number of Shares in respect of which an Option Holder may exercise part of any Option held by such Option Holder. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date.

3.5  Exercise Price

The price at which an Option Holder may purchase a Share upon the exercise of an Option shall be as set forth in the Option Certificate issued in respect of such Option and in any event shall not be less than the Market Value of the Company's Shares as of the Award Date. The Market Value of the Company's Shares for a particular Award Date shall be determined as follows:

     (a) if the Company's Shares are listed on more than one organized trading facility, then Market Value shall be the simple average of the Market Values determined for each organized trading facility on which those Shares are listed as determined for each organized trading facility in accordance with subparagraphs (b) and (c) below, but in any event not less than the closing price of the Shares on The Toronto Stock Exchange on the business day immediately prior to the Award Date;

     (b) for each organized trading facility on which the Shares are listed, Market Value will be the closing price of the Shares on the business day immediately prior to the Award Date;

     (c) if the Company's Shares trade on an organized trading facility outside of Canada, then the Market Value determined for that organized trading facility will be converted into Canadian dollars at a conversion rate determined by the Administrator having regard for the published conversion rates as of the Award Date;

     (d) if the Company's Shares are listed on one or more organized trading facilities but have not traded on the Award Date, then the Market Value will be, subject to the necessary approvals of the applicable Regulatory Authorities, that value as is determined by resolution of the Board; and

     (e) if the Company's Shares are not listed on an organized trading facility, then the Market Value will be, subject to the necessary approvals of the applicable Regulatory Authorities, that value as is determined by resolution of the Board.

3.6      Additional Terms

Subject to all applicable securities laws and regulations and the rules and policies of all applicable Regulatory Authorities, the Board may attach other terms and conditions to the grant of a particular Option, such terms and conditions to be referred to in a schedule attached to the Option Certificate. These terms and conditions may include, but are not necessarily limited to, the following:

          (a) providing that an Option expires on a specified date after the Option Holder ceases to be a Director or Employee of the Company or, if an Other Person, ceases to provide services to the Company;

          (b) providing that a portion or portions of an Option vest after certain periods of time or expire after certain periods of time; and

          (c) providing that an Option be exercisable immediately, in full, notwithstanding that it has vesting provisions, upon the occurrence of certain events, such as a friendly or hostile takeover bid for the Company.

3.7  Assignment of Options

Options may not be assigned or transferred, provided that the Personal Representative of an Option Holder may, to the extent permitted by paragraph 4.1, exercise the Option within the Exercise Period.

3.8  Adjustments

If, prior to the complete exercise of any Option, the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the "Event"), an Option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional shares shall be issued upon the exercise of the Options and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

3.9  Approvals

This Plan and any amendments hereto are subject to all necessary approvals of the applicable Regulatory Authorities.

                                   ARTICLE 4
                               EXERCISE OF OPTION

4.1  Exercise of Options

An  Option  may  be  exercised  only  by  the  Option  Holder  or  the  Personal
Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period up to 4:00 p.m. local time in British Columbia on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option. Alternately, the Option Holder may arrange for a member broker firm of The Toronto Stock Exchange to deliver a cheque against delivery of the Shares purchased.

4.2  Issue of Share Certificates

As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased and if the Option has not been completely exercised, the Administrator shall concurrently forward a new Option Certificate to the Option Holder for the balance of Shares available under the Option.

4.3  Condition of Issue

The Options and the issue of Shares by the Company pursuant to the exercise of Options are subject to the terms and conditions of this Plan and to compliance with the applicable securities laws, regulations, rules and policies of the Regulatory Authorities. The Option Holder agrees to comply with all such laws, regulations, rules and policies and agrees to furnish to the Company any information, report and/or undertakings required to comply with, and to fully cooperate with the Company in complying with, such laws, regulations, rules and policies.

                                    ARTICLE 5
                                 ADMINISTRATION

5.1  Administration

The Plan shall be administered by the Administrator on the instructions of the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to the Administrator, to any Director, officer or employee of the Company or to a committee consisting of such persons such administrative duties and powers as it may see fit.

5.2  Interpretation

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any personal acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

5.3  Status of Options granted under Previous Plans

Any existing options granted prior to the implementation of this Plan will remain subject to the plan under which they were granted and such previous plans will remain in effect with respect to such options so long as such options remain outstanding.

                                   ARTICLE 6
                            AMENDMENT AND TERMINATION

6.1  Prospective Amendment

The Board may from time to time amend the Plan and the terms and conditions of any Option to be granted and, without limitation, may make amendments for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Shares, or for any other purpose which may be permitted by all relevant laws, regulations, rules and policies provided that any such amendment shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment.

6.2  Retrospective Amendment

The Board may from time to time, subject to any necessary approvals of the Regulatory Authorities, retrospectively amend the Plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options which have been previously granted.

6.3  Termination

The Board may terminate the Plan at any time provided that any Option awarded prior to the date of such termination and the rights of the Option Holder of such Option shall continue to be governed by the provisions of the Plan.

6.4  Agreement

The Company and every Option awarded hereunder shall be bound by and subject to the terms and conditions of the Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Company to be bound by the terms of the Plan.

                                  SCHEDULE "A"

                         MOUNTAIN PROVINCE DIAMONDS INC.
                                STOCK OPTION PLAN

                               OPTION CERTIFICATE



This Certificate is issued pursuant to the provisions of the Mountain Province Diamonds Inc. (the "Company") Stock Option Plan (the "Plan") and evidences that _________________________ is the holder (the "Option Holder") of an option (the "Option") to purchase up to __________ common shares (the "Shares") in the capital stock of the Company at a purchase price of $_______ per Share. Subject to the provisions of the Plan:

(a)      the Award Date of this Option is ______________________, ____; and

(b) the Expiry Date of this Option is the earlier of: _______________________, ____ and the date specified in the schedule, if any, attached hereto.

 This Option may be exercised at any time and from time to time from and including the Award Date through to and including up to 4:00 local time in Vancouver, British Columbia on the Expiry Date by delivery to the Administrator of the Plan an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised. Alternately, the Option Holder may arrange for a member broker firm of The Toronto Stock Exchange to deliver a cheque against delivery of the Shares purchased.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan, the terms and conditions of which the Option Holder hereby expressly agrees with the Company to be bound by. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail.

This Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto.

The foregoing Option has been awarded this ______ day of _________________, ___.

MOUNTAIN PROVINCE DIAMONDS INC.



Per: ______________________________________

                                  SCHEDULE "B"

                         MOUNTAIN PROVINCE DIAMONDS INC.
                                STOCK OPTION PLAN

                          NOTICE OF EXERCISE OF OPTION

TO:               The Administrator
                  Mountain Province Diamonds Inc.
                  Suite 1205 - 789 West Pender Street
                  Vancouver, B.C.  V6C 1H2

The undersigned hereby irrevocably gives notice, pursuant to the Mountain Province Diamonds Inc. (the "Company") Stock Option Plan (the "Plan"), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a) all of the Shares; or

(b)      __________________________ of the Shares;

which are the subject of the Option Certificate attached hereto.

The undersigned tenders herewith a certified cheque or bank draft, or has instructed a member broker firm of The Toronto Stock Exchange to deliver against delivery of the aforementioned shares a cheque (circle one), payable to the Company in an amount equal to the aggregate Exercise Price of the aforesaid shares and directs the Company to issue the certificate evidencing said shares in the name of the undersigned to be mailed to the undersigned, or delivered against payment to the following member broker firm (circle one), at the following address:

                           ----------------------------------------

                           ----------------------------------------

                           ----------------------------------------

DATED the __________ day of ____________________, _______.





                                             -----------------------------------
                                             Signature of Option Holder

                                   EXHIBIT 5.1

                                  MACNEILL LAW


February 19, 2004


Mountain Province Diamonds Inc.
Suite 465, 3633 E. Inland Empire Boulevard
Ontario, California  91764


Dear Sirs & Mesdames:


RE:      Mountain Province Diamonds Inc.
         Registration Statement on Form S-8

Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") to be filed by Mountain Province Diamonds Inc. (the "Registrant") with the Securities and Exchange Commission on or about February 19, 2004, for the purpose of registering under the Securities Act of 1933, as amended, up to 2,755,200 common shares of the Registrant (the "Shares") under the Registrant's 1998 Stock Option Plan (the "Plan").

For purposes of expressing the opinion set forth herein, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Registrant.

We are solicitors qualified to practice law in the Province of British Columbia and express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

We have also assumed that (i) the Registration Statement will be and remain effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plan or any Plan certificate will be paid for each share; (iii) appropriate certificates evidencing the Shares will be executed and delivered by the Company; and (iv) all applicable securities laws are complied with.


              P.O. BOX 11142, Suite 950 - 1055 West Georgia Street
                         Vancouver, B.C. Canada V6E 3P3
               Telephone: (604) 639-1180 Facsimile: (604) 639-0484

                                  MACNEILL LAW

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued as fully paid and non-assessable.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, we do not hereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder, or that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulation promulgated thereunder.



Yours truly,

(signed) MacNeill Law

[KPMG LOGO OMITTED]
                   KPMG  LLP                            Telephone (604) 691-3000
                   Chartered Accountants                Telefax   (604) 691-3031
                   Box 10426, 777 Dunsmuir Street       www.kpmg.ca
                   Vancouver BC V7Y 1K3
                   Canada

                         CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors
Mountain Province Diamonds Inc.



We consent to the use of our reports dated June 13, 2003 incorporated by reference herein.


KPMG LLP (Signed)


Chartered Accountants

Vancouver, Canada
February 18, 2004

[KPMG LOGO OMITTED]

                       KPMG LLP, a Canadian owned limited liability partnership established under the laws of Ontario, is the Canadian member firm of KPMG International, a Swiss nonoperating association.